PricewaterhouseCoopers LLP
                                              203 North LaSalle Street
                                              Chicago Il 60601-1210
                                              Telephone (312) 701 5500
                                              Facsimile (312) 701 6533

       September 7, 1999


       Securities and Exchange Commission
       450 Fifth Street, N.W,
       Washington, D.C. 20549

       Commissioners:

       We have read the statements made by Help at Home Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated July 12, 1999. We agree with the statements concerning our Firm in such Form 8-K.

       Very truly yours,

       /s/ PricewaterhouseCoopers LLP

       PricewaterhouseCoopers LLP